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                                                                    Exhibit 21.1


                           Subsidiaries of the Company
                           ---------------------------




Name                                 State of Incorporation         Business Name
----                                 ----------------------         -------------

Gliatech Medical Inc.                Ohio                           Gliatech Medical Inc.
(formerly Gliatech R&D, Inc.)                                       (formerly Gliatech R&D, Inc.)

GIC, Inc.                            Delaware                       GIC, Inc.

